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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our reports dated March 16, 2000 with respect to the consolidated financial statements and the financial statement schedule included in the Registration Statement on Form F-1 and related Prospectus of Trintech Group PLC for the registration of 6,000,000 American Depositary shares representing 3,000,000 Ordinary Shares.


/s/ Ernst & Young
Ernst & Young



Dublin, Ireland
March 16, 2000